UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
September 30, 2008 (September 24, 2008)

MOBILE MINI, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 894-6311
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 23, 2008, Mobile Mini, Inc. (“Mobile Mini”) announced that its Executive Vice President and Chief Financial Officer, Larry Trachtenberg, will retire from that position at the end of 2008 and that it will appoint Mark Funk as its new Executive Vice President and Chief Financial Officer. The press release is attached hereto as Exhibit 10.1. As stated in the press release, upon his retirement Mr. Trachtenberg will continue to serve on the Company’s Board of Directors and will continue as a part-time advisor to Mobile Mini.
     Mr. Funk, age 46, is expected to join Mobile Mini to succeed Mr. Trachtenberg after his retirement. Mobile Mini currently expects that Mr. Funk will join as an Executive Vice President on November 4 and take over the Chief Financial Officer duties from Mr. Trachtenberg after Mobile Mini files its Quarterly Report of Form 10-Q for the period ended September 30, 2008. Mr. Trachtenberg will continue as an Executive Vice President until December 31, 2008.
     After earning a Bachelor of Science degree in Business Administration from California State University - Long Beach and a Masters of Business Administration from University of California - Los Angeles, Mr. Funk passed the CPA exam and joined the public accounting firm of KPMG. Mark was subsequently promoted to Supervising Senior Auditor. Toward the close of 1988, he joined Deutsche Bank Securities and in the intervening years, he held positions of increasing executive responsibility in investment banking at the firm’s Los Angeles, London, Chicago and New York offices.
Agreement with Mr. Funk
     In connection with his new position, Mobile Mini expects to enter into an employment agreement with Mr. Funk reflecting a 2008 base annual salary of $341,250, a bonus for the 2009 fiscal year in an amount equal to at least 25% of his base salary, an initial grant of restricted stock worth $750,000 at the date of grant which will vest over three years, an automobile allowance of $600 per month, reimbursement of Mr. Funk’s reasonable moving expenses, $1,000 per month for six months to help off-set his commuting expenses, and three months standard business hotel accommodations while he completes his move. Additionally, Mr. Funk will participate in Mobile Mini’s equity-based incentive plans and its other employee benefit plans.
     Upon entering into a definitive agreement with Mr. Funk, Mobile Mini will disclose the final terms of this agreement in a periodic report filed with the Securities and Exchange Commission.
Agreement with Mr. Trachtenberg
     In connection with his retirement from full time service, Mobile Mini has entered into a new employment agreement with Mr. Trachtenberg dated September 30, 2008. Under the agreement, Mr. Trachtenberg will serve as a non-officer employee as of January 1, 2009 and assist Mobile Mini with corporate and operational finance planning and implementation, hedging strategy, treasury, institutional investor communication advice and other services provided for in the agreement. The agreement provides for a termination date of February 28, 2012, and a salary of $75,000 annually in 2009 and $1,000 per month thereafter until termination.
     The agreement contains provisions restricting the employee’s disclosure and use of Mobile Mini’s confidential information, and provides that Mr. Trachtenberg will not compete with Mobile Mini during the 18 months following the termination of employment.
     Under the agreement with Mr. Trachtenberg, if he is terminated for any reason other than cause (as defined in the employment agreement), Mr. Trachtenberg will be entitled to the remaining scheduled cash payments under the agreement as well as accelerated vesting of all outstanding stock options and shares of restricted stock. If Mr. Trachtenberg is terminated for cause, he would only be entitled to any then-accrued but unpaid cash compensation and would forfeit any unvested stock options and shares of restricted stock. Upon a change of control (as defined in the employment agreement), all of Mr. Trachtenberg’s outstanding stock options and shares of restricted stock would immediately vest.

     Under the employment agreement with Mr. Trachtenberg, “cause” is defined as (i) the willful and continued failure by the executive to substantially perform his duties under the agreement after a written demand for performance is delivered by Mobile Mini or its Board of Directors, (ii) the conviction or plea bargain of the executive to a felony involving dishonesty, fraud, theft, embezzlement or the like, (iii) the material breach of the agreement’s confidential information and non-compete provisions, or (iv) the executive willfully engaging in conduct that is intentionally insubordinate and harmful to Mobile Mini or that is materially detrimental to the Company. Termination for cause requires the act of a majority of all members of the Board then serving. For purposes of the employment agreement, a “change of control” will have occurred if (A) any person or group becomes the beneficial owner of 25% or more of the voting power of Mobile Mini’s outstanding securities, (B) during any two consecutive year period, the persons who were members of the Board of Directors at the beginning of such period (the “Incumbent Directors”) do not constitute at least three-fourths of the Board, provided, that any person whose election or nomination was supported by at least a majority of the persons who were then Incumbent Directors shall be considered an Incumbent Director in respect to such two year period in which his or her election occurred, (C) all or substantially all of Mobile Mini’s assets are sold, liquidated or distributed or (D) there occurs a reorganization, merger, consolidation or other corporate transaction with respect to which the stockholders of Mobile Mini immediately prior to such transaction do not, immediately after the transaction, own more than 50% of the combined voting power of the corporation resulting from such transaction.
     The forgoing description of Mr. Trachtenberg’s employment agreement is qualified in its entirety by reference to the complete terms and conditions of the agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Employment Agreement between Mobile Mini, Inc. and Lawrence Trachtenberg, dated September 30, 2008.

99.1	Press Release dated September 24, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILE MINI, INC.
By:	/s/ Steven G. Bunger
Steven G. Bunger
Chairman, President and Chief Executive Officer

Dated: September 30, 2008

EXHIBIT INDEX
10.1	Employment Agreement between Mobile Mini, Inc. and Lawrence Trachtenberg, dated September 30, 2008.

99.1	Press Release dated September 24, 2008.

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